EXHIBIT 10.18

                            STOCK PURCHASE AGREEMENT

                                     among:

                        SAMARITAN PHARMACEUTICALS, INC.,
                              a Nevada corporation;

                        METASTATIN PHARMACEUTICALS, INC.,
                             a Maryland corporation;

                                       and

              THE SHAREHOLDERS OF METASTATIN PHARMACEUTICALS, INC.




                          Dated as of November 6, 2006



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                                TABLE OF CONTENTS


1.       SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS...................1
         1.1      Sale and Purchase of Shares................................1
         1.2      Purchase Price.............................................1
         1.3      Closing....................................................2
         1.4      Additional Provisions......................................2

2.       REPRESENTATIONS AND WARRANTIES OF METASTATIN AND THE
         SELLING SHAREHOLDERS................................................4
         2.1      Due Organization; No Subsidiaries; Etc.....................4
         2.2      Articles of Incorporation and Bylaws; Records..............5
         2.3      Capitalization, Etc........................................5
         2.4      Financial Statements.......................................6
         2.5      Absence of Changes.........................................7
         2.6      Title to Assets............................................8
         2.7      Proprietary Assets.........................................8
         2.8      Contracts..................................................8
         2.9      Liabilities; Major Suppliers...............................8
         2.10     Compliance With Legal Requirements.........................9
         2.11     Governmental Authorizations................................9
         2.12     Benefit Plans; ERISA.......................................9
         2.13     Environmental Matters......................................9
         2.14     Possession of Franchies, Licenses, Etc.....................9
         2.15     Certain Payments, Etc......................................9
         2.16     Proceedings; Orders.......................................10
         2.17     Authority; Binding Nature of Agreements...................10
         2.18     Non-Contravention Consents................................10
         2.19     Brokers...................................................11
         2.20     Full Disclosure...........................................11
         2.21     Representations and Warranties of All Selling
                  Shareholders..............................................11

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER........................11
         3.1      Acquisition of Shares.....................................11
         3.2      Organization and Qualification; Absence of
                  Subsidiaries..............................................12
         3.3      Shares; Capitalization....................................12
         3.4      Liabilities and Obligations...............................12
         3.5      Articles of Incorporation and By-Laws.....................13
         3.6      Authority Relative to This Agreement......................13
         3.7      Compliance With Law.......................................13
         3.8      Full Disclosure...........................................13
         3.9      Brokers...................................................13

4.       PRE-CLOSING COVENANTS OF METASTATIN AND THE SELLING
         SHAREHOLDERS.......................................................14
         4.1      Access and Investigation..................................14
         4.2      Confidentiality...........................................14

5.       PRE-CLOSING COVENANT OF PURCHASER..................................14
         5.1      Access and Investigation..................................14
         5.2      Best Efforts..............................................15
         5.3      Confidentiality...........................................15

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6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE............15
         6.1      Satisfactory Completion of Pre-Acquisition Review.........15
         6.2      Accuracy of Representations...............................15
         6.3      Performance of Obligations................................15
         6.4      Approval of Purchaser's Board of Directors; Consents......16
         6.5      No Adverse Change.........................................16
         6.6      Additional Documents......................................16
         6.7      No Proceedings............................................16
         6.8      No Claim Regarding Stock Ownership or Sale Proceeds.......16
         6.9      No Prohibition............................................17
         6.10     Modification of the DBED Debt.............................17
         6.11     Modification of the GW Debt...............................17

7.       CONDITIONS PRECEDENT TO SELLING SHAREHOLDER'S OBLIGATION
         TO CLOSE...........................................................17
         7.1      Satisfactory Completion of Pre-Acquisition Review.........17
         7.2      Accuracy of Representations...............................17
         7.3      Purchaser's Performance...................................18
         7.4      No Injunction.............................................18

8.       TERMINATION........................................................18
         8.1      Termination Events........................................18
         8.2      Termination Procedures....................................18
         8.3      Effect of Termination.....................................19

9.       INDEMNIFICATION, ETC...............................................19
         9.1      Survival of Representations and Covenants.................19
         9.2      Indemnification by Select Shareholders....................19
         9.3      No Contribution...........................................20

10.      MISCELLANEOUS PROVISIONS...........................................20
         10.1     Further Assurances........................................20
         10.2     Attorneys' Fees...........................................20
         10.3     Notices...................................................20
         10.4     Time of the Essence.......................................21
         10.5     Headings..................................................21
         10.6     Counterparts..............................................21
         10.7     Governing Law; Venue......................................21
         10.8     Successors and Assigns....................................21
         10.9     Waiver....................................................21
         10.10    Amendments................................................22
         10.11    Severability..............................................22
         10.12    Entire Agreement..........................................22

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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 6, 2006, by and among SAMARITAN PHARMACEUTICALS, INC., a Nevada corporation (the "Purchaser"), METASTATIN PHARMACEUTICALS, INC., a Maryland corporation ("Metastatin"), and the shareholders of Metastatin as set forth on Schedule A attached hereto individually, a "Selling Shareholder" and collectively, (the "Selling Shareholders"). Certain capitalized terms used in this Agreement are defined on Exhibit A.


                                    RECITALS

         A. The Purchaser desires to purchase in the aggregate a minimum of ninety percent (90%) of the issued and outstanding capital stock of Metastatin.

         B. The Selling Shareholders own the number of shares (the "Shares") of the common stock of Metastatin set forth on Schedule A , which constitute at least and not less then ninty percent (90%) of the issued and outstanding capital stock of Metastatin on a filly diluted basis.

         C. The Selling Shareholders wish to sell all of the Shares to the Purchaser on the terms set forth in this Agreement and the Purchaser desires to purchase the Shares. The parties intend that this transaction qualify as a tax-free reorganization in accordance with the provisions of Section 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


                                    AGREEMENT

         The Purchaser, Metastatin and the Selling Shareholders, intending to be legally bound, hereby agree as follows:

1.       SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

         1.1      Sale and Purchase of Shares.

         At the Closing, the Selling Shareholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Shareholders, on the terms and subject to the conditions set forth in this Agreement.

         1.2      Purchase Price.

         The aggregate purchase price payable by the Purchaser for the Shares (the "Purchase Price") shall be five hundred thousand (500,000) restricted shares of common stock, par value $0.001 of the Purchaser (the "Purchaser Common Stock").

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         1.3 Closing.

         (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at a place and time no later than November 20, 2006, as the parties agree. The time and date as of which the Closing actually takes place is herein referred to as the "Closing Date."

         (b) At the Closing:

               (i) the Selling Shareholders shall deliver to the Purchaser the stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) and the Purchaser shall pay the Purchase Price to the Selling Shareholders as contemplated by Section 1.2;

               (ii) each Selling Shareholder shall execute and deliver to the Purchaser a General Release in the form of Exhibit B attached hereto;

               (iii) Metastin shall execute and deliver to the Samaritan in a certificate (the "Closing Certificate") setting forth the Metastatin's representations and warranties that (A) each of the representations and warranties made by Metastatin in this Agreement was accurate in all respects as of the date of this Agreement (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Metastatin in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that Metastatin is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 6.4(b), 6.5, 6.7 and 6.8 has been satisfied in all respects; and

               (iv) each officer and/or director of Metastatin shall resign from his positions as a director and officer of Metastatin, as applicable.

     1.4 Additional Provisions.

     (a) The American Stock Exchange (the "AMEX") shall have approved the shares of the Purchaser's Common Stock to be issued to the Selling Shareholders as the Purchase Price to be listed on the AMEX.

     (b) The Purchaser hereby agrees to grant Donald M. McGuire ("McGuire") "observer" status for all of the Purchaser's Board of Director meetings for a period of two (2) years following the Closing Date. The Purchaser shall provide McGuire with the same notice of all of the Purchaser's Board of Director meetings as provided to the members of Purchaser's Board of Directors for the period set forth in this Section 1.4(b).

     (c) Subject to the terms and conditions of this Agreement, the Purchaser shall notify the holder of Registrable Securities (as defined below) in writing at least ten (10) business days prior to the filing of any registration statement under the Securities Act of 1933, as amended (the "1933 Act"), for purposes of a public offering of securities of the Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of the Purchaser, but excluding any registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the 1933 Act) and will afford each such holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such holder. Each holder of Registrable Securities desiring to include in any such registration statement, all or part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Purchaser, so notify the Purchaser in writing. Such notice shall state the intended method of disposition of the Registrable Securities held by such holder. If a holder decides not to include all of its Registrable Securities in the registration statement thereafter filed by the Purchaser, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein. "Registrable Securities" means the shares of the Purchaser's common stock issuable to the Selling Shareholders as the Purchase Price pursuant to this Agreement.

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     (d) From and after the date hereof, the parties hereto shall cause their representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process, including, without limitation, under the federal securities laws and regulations. In the event this Agreement is terminated pursuant to Section 8 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

     (e) Upon the termination of this Agreement, Metastatin and the Selling Shareholders shall return to the Purchaser, and the Purchaser shall return to Metastatin, any such property or documents which are in their possession, custody or control, but each party's obligation of confidentiality shall survive such termination and unless any confidential and secret information which is a competitive asset of the Purchaser or Metastatin ("Confidential Information") shall have become, through no fault of the Purchaser with respect to Metastatin and through no fault of Metastatin and the Selling Shareholders with respect to the Purchaser, generally known to the trade. The obligations of each party under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which each party may have under general legal or equitable principles.

     (f) From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement, Metastatin and the Selling Shareholders will not, directly or indirectly, and will instruct their respective representatives not to, directly or indirectly, solicit or initiate (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer that constitutes: (a) a merger, consolidation, share exchange, business combination or other similar transaction; (b) a sale, lease, exchange, transfer or other disposition of any significant assets of Metastatin, other than in the ordinary course of business or sales of obsolete materials; or (c) an acquisition of any Metastatin capital stock (collectively, a "Competing Transaction"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their representatives to take any such action. Metastatin and the Selling Shareholders immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted with respect to a Competing Transaction.

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     (g) It is expressly agreed by the Purchaser, Metastatin and the Selling
Shareholders that the provisions in this Section 1.4 are reasonable for purposes of preserving for the Purchaser and Metastatin their respective businesses, goodwill and Confidential Information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach, actual or threatened, of these provisions by any party hereto, the parties recognize and acknowledge that a remedy at law will be inadequate and the other parties may suffer irreparable injury. Each party hereto consents to injunctive and other appropriate equitable relief without the posting of a bond upon the institution of proceedings therefor by the other parties in order to protect the other parties' rights. Such relief shall be in addition to any other relief to which each party may be entitled at law, in equity, or under any other agreement. The provisions of this Section 1.4 (including the subsections) shall survive the termination of this Agreement.

     (h) The issuance of the Shares to the Selling Shareholders hereunder shall not be registered under the 1933 Act, by reason of the exemption provided by
Section 4(2) thereof, and such Shares may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of the Purchaser's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the Shares to be issued to the Selling Shareholders shall be legended to reflect the foregoing restriction.

     (i) The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares to the Purchaser and to consummate the transactions contemplated by this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF METASTATIN AND THE SELLING SHAREHOLDERS

     With the exception of Section 2.21, Metastatin represents and warrants, to and for the benefit of the Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

          (a) Metastatin is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all necessary power and authority:

               (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

               (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and

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               (iii) to perform its material obligations under all Metastatin
Contracts.

     (b) Metastatin has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Metastatin."

     (c) Metastatin is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, where applicable. Metastatin is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

     (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of Metastatin's board of directors, (ii) the names of the members of each committee of Metastatin's board of directors, and (iii) the names and titles of Metastatin's officers.

     (e) Metastatin has no subsidiaries, and Metastatin has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity subsidiaries identified in Part
2.1 of the Disclosure Schedule.

     2.2 Articles of Incorporation and Bylaws; Records.

     (a) Metastatin will deliver, prior to closing to the Purchaser, accurate and complete copies of:

          (i) Metastatin's Articles of Incorporation and bylaws, including all amendments thereto;

          (ii) stock records of Metastatin; and

          (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Metastatin, the board of directors of Metastatin and all committees of the board of directors of Metastatin.

     (b) The books of account, stock records, minute books and other records of Metastatin are accurate, up-to date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of Metastatin are in the actual possession and direct control of Metastatin.

     2.3 Capitalization, Etc.

     (a) The authorized capital stock of Metastatin consists of 20,000,000 shares of common stock having a par value of $0.0001 per share, of which 12,894,301 shares have been issued and are outstanding;

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     (b) All of the Shares (i) have been duly authorized and validly issued,
(ii) are fully paid and non-assessable, and (iii) to Metastatin's Knowledge, have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

     (c) Except as set forth in Part 2.3(c) of the Disclosure Schedule, there is no:

          (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Metastatin;

          (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Metastatin;

          (iii) other than this Agreement, Contract under which Metastatin is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

          (iv) other than this Agreement, condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Metastatin.

          2.4 Financial Statements.

     (a) Metastatin has delivered, or will deliver to the Purchaser prior to closing, the following balance sheets and supporting documents (collectively, the "Metastatin Financial Statements"):

          (i) The cash basis balance sheet of Metastatin as of July 31, 2006;

          (ii) the cash basis balance sheet of Metastatin as of December 31, 2005 (the "Unaudited Interim Financial Statements");

     (b) To Metastatin's Knowledge, all of the Metastatin Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in the Metastatin Financial Statements is accurate in all material respects. The financial statements and notes referred to in Sections 2.4(a)(i) and 2.4(a)(ii) present fairly the financial position of Metastatin as of the respective dates thereof.

     (c) Metastatin has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of Metastatin included in the SEC Documents complied as to form in all material


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respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Metastatin as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Metastatin has received no notices or correspondence from the SEC and the SEC has not commenced any enforcement proceedings against Metastatin or any of its subsidiaries.

     (d) Metastatin and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Metastatin and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Metastatin know of no basis for any such claim.

     2.5 Absence of Changes.

     Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 2005:

     (a) there has not been any material adverse change in Metastatin's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on Metastatin's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

     (b) Metastatin has not changed any of its methods of accounting or accounting practices in any respect;

     (c) Metastatin has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and



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     2.6 Title to Assets.

     Except as set forth in Part 2.6 of the Disclosure Schedule, Metastatin owns, and has good, valid and marketable title to, all assets used in its business.

     2.7 Proprietary Assets.

     (a) Except as set forth in Part 2.7 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to Metastatin or that is otherwise used or useful in connection with Metastatin's business.

     (b) Metastatin has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.7 of the Disclosure Schedule.

     (c) To the best Knowledge of Metastatin, Metastatin is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best knowledge of Metastatin, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Metastatin.

     2.8 Contracts.

     (a) Part 2.8 of the Disclosure Schedule identifies and provides an accurate and complete description of each Metastatin Contract. Metastatin has delivered to the Purchaser accurate and complete copies of all Metastatin Contracts identified in Part 2.8 of the Disclosure Schedule, including all amendments thereto.

     (b) Each Metastatin Contract is valid and in full force and effect, and is enforceable by Metastatin in accordance with its terms.

     2.9 Liabilities.

     Except as set forth in Part 2.9 of the Disclosure Schedule, Metastatin has no material Liabilities, except for:

          (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Financial Statements;

          (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Metastatin in the ordinary course of business since November 14, 2006.

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     2.10 Compliance With Legal Requirements.

     Except as set forth in Part 2.10 of the Disclosure Schedule, Metastatin is in material compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

     2.11 Governmental Authorizations

     Part 2.11 of the Disclosure Schedule identifies:

          (i) each Governmental Authorization that is held by Metastatin; and

          (ii) each other Governmental Authorization that, to, the Knowledge of Metastatin, is held by any of Metastatin's employees and relates to or is useful in connection with Metastatin's business.

     Metastatin has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.11 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.11 of the Disclosure Schedule is valid and in full force and effect.

     2.12 Benefit Plans; ERISA.

     Metastatin has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan.

     2.13 Environmental Matters.

     Metastatin is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

     2.14 Possession of Franchies, Licenses, Etc. The Company: (a) possess all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

     2.15 Certain Payments, Etc.

     Neither Metastatin nor any officer, employee, agent or other Person associated with or acting for or on behalf of Metastatin, has at any time on behalf of Metastatin, directly or indirectly:

     (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;



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     (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Metastatin;

     (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

     (d) performed any favor or given any gift which was not deductible for federal income tax purposes;

     (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

     (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

     2.16 Proceedings; Orders.

     Except as set forth in Part 2.16 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding.

     2.17 Authority; Binding Nature of Agreements.

     Metastatin has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Metastatin of this Agreement have been duly authorized by all necessary action on the part of Metastatin and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of Metastatin, enforceable against Metastatin in accordance with its terms.

     2.18 Non-Contravention Consents.

     Except as set forth in Part 2.18 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of Metastatin's Articles of Incorporation or bylaws, or (ii) any resolution adopted by Metastatin's shareholders, Metastatin's board of directors or any committee of Metastatin's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Metastatin or the Selling Shareholder, or any of the assets owned or used by Metastatin, is subject.

     2.19 Brokers.

     Except as set forth in Part 2.19 of the Disclosure Schedule, neither Metastatin or any Selling Shareholder, has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.20 Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

     2.21 Representations and Warranties of All Selling Shareholders.

     Each Selling Shareholder severally and not jointly represents and warrants, to and for the benefit of the Purchaser, as follows:

     (a) Each Selling Shareholder has, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of all Encumbrances.

     (b) Each Selling Shareholder has delivered to the Purchaser accurate and complete copies of the stock certificates evidencing his or her Shares.

     (c) Each Selling Shareholder has the right, power and capacity to enter into and to perform the Selling Shareholder's obligations under each of the Transactional Agreements to which the Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each Selling Shareholder, enforceable against each Selling Shareholder in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Shareholder, and will be enforceable against each Selling Shareholder in accordance with its terms.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants, to and for the benefit of the Selling Shareholders, as follows:

     3.1 Acquisition of Shares.

     The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

     3.2 Organization and Qualification; Absence of Subsidiaries.

     The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. The Purchaser is in good standing in the State of Nevada. The Purchaser is duly qualified or licensed and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition, prospects or future business of the Purchaser (collectively, a "Purchaser Material Adverse Effect"). Except as set forth on Part 3.2 of the Disclosure Schedule, the Purchaser does not have any subsidiaries nor an equity interest in any partnerships or joint venture arrangements or other business entity.

     3.3 Shares; Capitalization.

     The authorized capital stock of the Purchaser consists of 250,000,000 shares of common stock, of which 151,657,125 shares are issued and outstanding and 5,000,000 shares of preferred stock, none of which is outstanding. The Purchaser common stock will be, as of the Closing Date, duly and validly authorized and issued, fully paid and non-assessable, and will be issued to the Selling Shareholders free of all Encumbrances, claims and liens whatsoever. Other than voting rights, redemption rights and such other rights conferred by the Purchaser's charter documents and by applicable Nevada statutes, there exist no Securities Rights (as defined herein) with respect to the Purchaser common stock. None of the Purchaser common stock was issued in violation of the terms of any agreement or other understanding, and were issued in compliance with applicable securities laws and regulations. For the purposes of this section "Securities Rights" means, with respect to the Purchaser common stock, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the Purchaser common stock and all rights conferred by the Purchaser's governing documents and by any applicable agreement.

     3.4 Liabilities and Obligations.

     The Purchaser has no material debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, which individually or in the aggregate would have a Purchaser Material Adverse Effect except: (i) those reflected or reserved against on the Purchaser Financial Statements (as defined herein) in the amounts shown therein; (ii) those that have arisen in the ordinary course of business of the Purchaser after the Balance Sheet Date (as defined herein) through the Closing Date, none of which, individually or in the aggregate, has had or will have an the Purchaser Material Adverse Effect on the business or financial condition of the Purchaser; and (iii) those set forth in Part 3.4 of the Disclosure Schedule.

     3.5 Articles of Incorporation and By-Laws.

         The Purchaser has heretofore made available and delivered to Metastatin and the Selling Shareholders a complete and correct copy of the articles of incorporation and the by-laws of the Purchaser. Such Articles of Incorporation and By-Laws are in full force and effect and have not been amended or modified.

     3.6 Authority Relative to This Agreement.

     The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and deliver of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally

     3.7 Compliance With Law.

     The business and activities of the Purchaser have at all times been conducted in accordance with its Articles of Incorporation and by-laws, any applicable law, regulation, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body.

     3.8 Full Disclosure.

     No representation or warranty of the Purchaser contained in this Agreement, and none of the statements or information concerning the Purchaser contained in this Agreement and the Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.9 Brokers.

     The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

4. PRE-CLOSING COVENANTS OF METASTATIN AND THE SELLING SHAREHOLDERS

     4.1 Access and Investigation.

     Metastatin shall ensure that, at all times during the Pre-Closing Period:

     (a) Metastatin and its Representatives provide the Purchaser and its Representatives with free and complete access to Metastatin's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Metastatin;

     (b) Metastatin and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to Metastatin as the Purchaser may request in good faith; and

     (c) Metastatin and its Representatives compile and provide the Purchaser and its Representations with such additional financial, operating and other data and information regarding Metastatin as the Purchaser may request in good faith.

     4.2 Confidentiality.

     Metastatin and each Selling Shareholder shall ensure that, during the Pre-Closing Period:

     (a) Metastatin, its Representatives and each Selling Shareholders keep strictly confidential the terms of this Agreement;

     (b) neither Metastatin nor any of its Representatives nor any Selling Shareholder issues or disseminates any press release or other publicity regarding any of the Transactions, except to the extent that Metastatin is required by law to make any such disclosure regarding the Transactions; or is necessary to carry out the terms of this agreement; and

     (c) if Metastatin is required by law to make any disclosure regarding the Transactions, Metastatin, where economically reasonable, advises the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure unless otherwise required by law.

5. PRE-CLOSING COVENANT OF PURCHASER

     5.1 Access and Investigation.

     The Purchaser shall ensure that, at all times during the Pre-Closing Period, the Purchaser shall provide Metastatin with free and complete access to the Purchaser's Representatives and existing books and records.

     5.2 Best Efforts.

     During the Pre-Closing Period, the Purchaser shall use its Best Efforts to cause the condition set forth in Section 7.2 to be satisfied.

     5.3 Confidentiality.

     The Purchaser shall ensure that, during the Pre-Closing Period neither the Purchaser nor any of its Representatives issues or disseminates any press release regarding any of the Transactions, except to the extent that the Purchaser is required by law to make any such disclosure regarding the Transactions.

6. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

     The Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

     6.1 Satisfactory Completion of Pre-Acquisition Review.

     The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of Metastatin's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

     6.2 Accuracy of Representations.

     (a) Each of the specified representations contained in this document shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date, without giving effect to any update to the Disclosure Schedule.

     (b) All of the other representations and warranties made by Metastatin and each Selling Shareholder in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date, without giving effect to any update to the Disclosure Schedule.

     6.3 Performance of Obligations.

     (a) Each Selling Shareholder shall have executed and delivered each of the agreements required to be executed and delivered by the Selling Shareholders pursuant to Section 1.3(b).

     (b) Each Selling Shareholder shall have delivered to the Purchaser the certificates representing the Shares as required by Section 1.3(b)(i), and each Selling Shareholder shall have executed and delivered each of the other documents required to be executed and delivered by each Selling Shareholder pursuant to Section 1.3 and Section 1.4.

     (c) All of the other covenants and obligations that Metastatin and each Selling Shareholder are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

     6.4 Approval of Purchaser's Board of Directors; Consents.

     (a) The Purchaser's board of directors shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the Transactions.

     (b) Each of the Consents identified in Section 2.8 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     6.5 No Adverse Change.

     There shall have been no material adverse change in Metastatin's business, condition, assets, liabilities, operations, financial performance or net income or prospects since the date of the Agreement.

     6.6 Additional Documents.

     Purchaser shall have received such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by Metastatin or any Selling Shareholder, (ii) evidencing the compliance by Metastatin or any Selling Shareholder with, or the performance by Metastatin or each Selling Shareholder of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

     6.7 No Proceedings.

     Since the date of this Agreement, there shall not have been commenced or threatened against the Metastain, or against any Person affiliated with the Metastatin, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise materially interfering with any of the Transactions.

     6.8 No Claim Regarding Stock Ownership or Sale Proceeds.

     No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of Metastatin, or (b) may be entitled to all or any portion of the Purchase Price.

     6.9 No Prohibition.

     To Knowledge of each Selling Shareholder and Metastatin, neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

     6.10 Modification of the DBED Debt.

     Metastatin is indebted to the Department of Business and Economic Development, a principal department of the State of Maryland (the "DBED"), in the principal amount of One Hundred Fifty Thousand Dollars (US$150,000.00), (the "DBED Debt"). Metastatin shall have negotiated a modification of the DBED Debt with DBED such that, at Closing, the outstanding balance of the DBED Debt and the terms governing such DBED Debt are satisfactory to the Purchaser in its sole discretion.

     6.11 Modification of the GW Debt.

     Metastatin is indebted to George Washington University ("GW") in the principal amount of One Hundred Ten Thousand Two Hundred Thirty-Three Dollars (US$110,233.00), plus interest (the "GW Debt"). Metastatin shall have negotiated a modification of the GW Debt with GW such that, at Closing, the outstanding balance of the GW Debt and the terms governing the GW Debt are satisfactory to the Purchaser in its sole discretion.

7.       CONDITIONS PRECEDENT TO SELLING SHAREHOLDER'S OBLIGATION TO CLOSE

     The Selling Shareholders' obligations to sell the Shares and to take the other actions required to be taken by the Selling Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Selling Shareholder, in whole or in part):

     7.1 Satisfactory Completion of Pre-Acquisition Review.

     The Selling Shareholders and the Selling Shareholder Representative shall have satisfactorily completed its pre-acquisition investigation and review of the Purchaser and its organizational and operational documents.

     7.2 Accuracy of Representations.

     All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made at the Closing.

     7.3 Purchaser's Performance.

     All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all respects.

     7.4 No Injunction.

     There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement that prohibits the sale of the Shares by the Selling Shareholder to the Purchaser.

8.       TERMINATION

     8.1 Termination Events.

     This Agreement may be terminated prior to the Closing:

     (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of Metastatin or any Selling Shareholder, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in
Section 6 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

     (b) by Metastatin if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) Metastatin reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of Metastatin or any Selling Shareholder to comply with or perform any covenant or obligation set forth in this Agreement);

     (c) by the Purchaser if the Closing has not taken place on or before November 20, 2006 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

     (d) by Metastatin if the Closing has not taken place on or before November 20, 2006 (other than as a result of the failure on the part of Metastatin or any Selling Shareholder to comply with or perform any covenant or obligation set forth in this Agreement); or

     (e) by the mutual consent of the Purchaser and Metastatin.

     8.2 Termination Procedures.

     If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), the Purchaser shall deliver to Metastatin a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If Metastatin wishes to terminate this Agreement pursuant to
Section 8.1(b) or Section 8.1(d), Metastatin shall deliver to the Purchaser a written notice stating that Metastatin is terminating this Agreement and setting forth a brief description of the basis on which Metastatin is terminating this Agreement.

     8.3 Effect of Termination.

     If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement.

9.       INDEMNIFICATION, ETC.

     9.1 Survival of Representations and Covenants.

     (a) The representations, warranties, covenants and obligations of each party shall survive:

          (i) the Closing and the sale of the Shares to the Purchaser.

     (b) The representations, warranties, covenants and obligations of Metastatin and each Selling Shareholder, and the rights and remedies that may be exercised by the Indemnitiees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     9.2 Indemnification by Select Shareholders.

     The Select Shareholders shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

          (i) any Breach of any representation or warranty made by Metastatin in this Agreement or in the Closing Certificate; or

          (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser; or

          (iii) any Breach of any covenant or obligation of Metastatin in this Agreement or in any other document delivered or otherwise made available to the Purchaser.

The indemnification provided by the Select Shareholders shall expire one year from the Closing Date. The liability of the Select Shareholders shall not exceed
(i) the value of the Samaritan stock that they receive on the Closing Date or
(ii) in the event that Samaritan stock is sold subsequent to the Closing Date the net consideration received by the Select Shareholders. As between the Select Shareholders, such indemnification shall be proportional to the number of shares of Samaritan Stock that each Select Shareholder received on the Closing Date.

     9.3 No Contribution.

     The Select Shareholders waive, and acknowledge and agree that they shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Metastatin or Samaritan in connection with any indemnification obligation to which they may become subject under the provisions of Section 9.2.

10.      MISCELLANEOUS PROVISIONS

     10.1 Further Assurances.

     Each party hereto shall execute and/or cause to be delivered to each other party hereto such instrument and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     10.2 Attorneys' Fees.

     If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.3 Notices.

     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered or refused (by hand, by U.S. first class certified mail, return receipt requested, postage prepaid, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):

     10.4 Time of the Essence.

     Time is of the essence for this Agreement.

     10.5 Headings.

     The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a Part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.6 Counterparts.

     This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.7 Governing Law; Venue.

     This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Nevada (without giving effect to principles of conflicts of laws).

     10.8 Successors and Assigns.

     This Agreement shall be binding upon: Metastatin and its successors and assigns (if any); each Selling Shareholder and his respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: Metastatin; each Selling Shareholder; and the Purchaser; and the respective successors and permitted assigns (if any) of the foregoing.

     10.9 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.10 Amendments.

     This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, Metastatin and the Selling Shareholders.

     10.11 Severability.

     In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.12 Entire Agreement.

     The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         THE PARTIES HERETO have caused this Agreement to be executed and delivered as of November 6, 2006.

"SAMARITAN":                            SAMARITAN PHARMACEUTICALS, INC.

                                        By:      /s/ Janet Greeson, CEO
                                                 ------------------------------
                                        Name:    Janet Greeson
                                                 ------------------------------
                                        Title:   CEO
                                                 ------------------------------

"METASTATIN":                           METASTATIN PHARMACEUTICALS, INC.

                                        By:      /s/ Donald M. McGuire
                                                 ------------------------------
                                        Name:    Donald M. McGuire
                                                 ------------------------------
                                        Title:   CEO and President
                                                 ------------------------------

                                    EXHIBIT A


                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction:

         (a) the sale or other disposition of all or any portion of Metastatin's business or assets (other than in the Ordinary Course of Business);

         (b)      the issuance, sale or other disposition of:

                  (i)      any capital stock of Metastatin,

                  (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of Metastatin, or

                  (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of Metastatin; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Metastatin.

         Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule) as it may be amended from time to time.

         Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as reasonably possible.

         Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been:

         (a) any material inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or

         (b) any material claim by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such material inaccuracy, breach, failure, claim or circumstance.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         Closing. "Closing" shall have the meaning specified in Section 1.3(a) of the Agreement.

         Closing Certificate. "Closing Certificate" shall have the meaning specified in Section 1.3(b)(vii) of the Agreement.

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

         Closing Date.  "Closing Date" shall have the meaning specified in
Section 1.3(a) of the Agreement.

         Company Plan. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         Comparable Entities. "Comparable Entities" shall mean Entities of similar size, scope and customer market (other than Metastatin) that are engaged in businesses similar to Metastatin's business.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         Damages. "Damages" shall include any direct loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, reasonable fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation).

         Disclosure. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of Metastatin and the Selling Shareholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any lawful restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity;

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Metastatin Financial Statements were prepared.

         Governmental Authorization. "Governmental Authorization" shall mean any:

         (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

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

         (b)      under any Contract with any Governmental Body.

         Governmental Body.  "Governmental Body" shall mean any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b)      federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, boars, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d)      multi-national organization or body; or

         (e)      individual,   Entity  or  body  exercising,   or  entitled  to
 exercise,  any  executive,   legislative,   judicial, administrative,
regulatory, police, military or taxing authority or power of any nature.

         Indemnitees. "Indemnitees" shall mean the following Persons:

         (a)      the Purchaser;

         (b)      the Purchaser's current and future affiliates (including
Metastatin);

         (c) the respective Representatives of the Persons referred to in clauses "(a)"-"(b)" above; and

         (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and"(c)" above;

provided, however, that (i) Metastatin shall not be entitled to exercise any rights as an Indemnitee prior to the Closing.

         Knowledge. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

         (a) such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of conducting a business related investigation concerning the truth or existence of such fact or other matter.

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

         Metastatin shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, employee or other Representative of Metastatin has Knowledge of such fact or other matter.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Liability. "Liability" shall mean any known or should be known debt, obligation, duty or liability of any nature, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         Metastatin. "Metastatin" shall mean Metastatin Pharmaceuticals, Inc., a Maryland corporation.

         Metastatin Contract.  "Metastatin Contract" shall mean any Contract:

         (a)      to which Metastatin is a party;

         (b) by which Metastatin or any of its assets is or may become bound or under which Metastatin has, or may become subject to, any obligation; or

         (c) under which Metastatin has or may acquire any right or interest.

         Metastatin Financial Statements. "Metastatin Financial Statements" shall have the meaning specified in Section 2.4(a) of the Agreement.

         Order. "Order" shall mean any:

         (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

         (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         (c) with respect to which Metastatin or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

         (d) with respect to which Metastatin or any ERISA Affiliate has ever been subject to any Liability.

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

         Person. "Person" shall mean any individual, Entity or Governmental
Body.

         Pre-Closing Period. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending at the Closing on the Closing Date.

         Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         Proprietary Asset. "Proprietary Asset" shall mean any patent, patent, application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual properly right or intangible asset.

         Purchase Price.  "Purchase Price" shall have the meaning specified in
Section 1.2 of the Agreement.

         Purchaser. "Purchaser" shall mean Samaritan Pharmaceuticals, Inc., a Nevada corporation.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. All other Related Parties shall be deemed to be "Representatives" of Metastatin.

         Select Shareholders. The "Select Shareholders" are __________, ___________, _______________, _____________, _______________ and
_________________.

         Selling Shareholder. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         Shares. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, tax, use tax, property tax, business tax, occupational tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any directly related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be:

         (a) imposed, assessed or collected by or under the authority of any Governmental Body, or

         (b)      payable pursuant to any tax-sharing agreement or similar
Contract.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Transactional Agreements.  "Transactional Agreements" shall mean:

         (a)      the Agreement;

         (b) the General Release referred to in Section 1.3(b)(vi) of the Agreement;

         (c)      the Closing Certificate, Section 1.3(b)(vii).

         Unaudited Interim Financial Statements. "Unaudited Interim Financial Statements"